Exhibit 10.2

20     INTERNET CAPITAL LP

This Agreement of Limited Partnership, effective as of January 1, 20     (the “Effective Date”), among ICG Holdings, Inc. as general partner (the “General Partner”), and the persons identified on Exhibit I, as amended from time to time, attached hereto as limited partners (the “Limited Partners” and, together with the General Partner, the “Partners”). The General Partner and the Limited Partners are sometimes referred to herein collectively as the “Partners” or individually as a “Partner.” Capitalized terms shall have the meanings set forth in Article XII below.

The parties, in consideration of their mutual covenants herein contained, agree to become partners and to form a limited partnership (the “Partnership”) as follows:

ARTICLE I

Formation; Name and Office;

Purpose; Powers; Term and Dissolution

Section 1.1. Formation. The Partners hereby form the Partnership pursuant to the provisions of the Act by executing this Agreement of Limited Partnership and filing a Certificate of Limited Partnership in the office of the Secretary of State of the State of Delaware.

Section 1.2. Name and Office. The Partnership shall be conducted under the name 20     Internet Capital LP.

(a) The General Partner shall have the power at any time to (i) change the name of the Partnership and (ii) qualify the Partnership to do business under any name when the Partnership’s name is unavailable for use in a particular jurisdiction. The General Partner shall use its best efforts to qualify the Partnership to do business in each jurisdiction where the activities of the Partnership make such qualification necessary. The General Partner shall give prompt notice of any change of the Partnership’s name to each Partner.

(b) The registered office of this Partnership in the State of Delaware is Plaza 273, Suite 212A, 56 W. Main Street Christiana, DE 19702 or such other place as may from time to time be designated by the General Partner. The General Partner shall give notice of any such change to each Partner.

(c) The principal office of the Partnership shall be at Plaza 273, Suite 212A, 56 W. Main Street Christiana, DE 19702 or such other place as may from time to time be designated by the General Partner. The General Partner shall give notice of any such change to each Partner.

Section 1.3. Purpose. The Partnership is being organized for the purpose of acquiring Securities, engaging in such activities as may be permitted hereby or are incidental hereto and engaging in any and all lawful business activities in which limited partnerships formed in the State of Delaware under the Act may participate.

Section 1.4. Powers. In furtherance of the purpose of the Partnership as specified in Section 1.3, the Partnership shall have all powers available to it as a limited partnership under the laws of the State of Delaware that are reasonably necessary to enable it to perform its functions and conduct its activities, including, without limitation, (i) the power to make and perform all contracts and engage in all activities and transactions necessary or advisable to carry out the purpose of the Partnership, (ii) the power to purchase, sell, transfer, pledge and exercise all rights, privileges and incidents of ownership or possession with respect to Securities and other Partnership Assets and (iii) the power to form other limited partnerships and to make capital contributions to such partnerships.

Section 1.5. Term and Dissolution. The Partnership shall continue in full force and effect indefinitely until the Partnership is dissolved pursuant to the provisions of Article VII.

ARTICLE II

Limited Partners

Section 2.1. Initial Limited Partners. The initial Limited Partners are listed on Exhibit I hereto. Additional Limited Partners may be admitted by the General Partner from time to time pursuant to Section 2.2 below.

Section 2.2. Admission of Limited Partners. One or more additional Limited Partners shall be admitted to the Partnership and shall become a party to this Agreement upon (i) each signing a counterpart of this Agreement and delivering such counterpart to the General Partner in such manner and at such time as the General Partner shall determine and (ii) acceptance thereof by the General Partner, at the sole discretion of the General Partner. Each additional Limited Partner so admitted to this Partnership shall be bound by all the provisions of this Agreement.

Section 2.3. Liability of Limited Partners. Except as otherwise provided under the Act, no Limited Partner, in his capacity as such, shall be liable for any debts, liabilities, contracts or obligations of the Partnership. No Limited Partner, in his capacity as such, shall be liable for any debts, liabilities, contracts or obligations of any other Partner.

ARTICLE III

Capital Contributions

Section 3.1. Contribution of General Partner. The General Partner shall contribute cash or Securities in respect of its interest in the Partnership the amount set forth opposite its name on Exhibit I attached hereto. The General Partner may make additional Capital Contributions from time to time in cash or Securities, and Exhibit I shall be accordingly amended, but the inadvertent failure to amend such Exhibit I shall not affect the calculations of Capital Contributions.

Section 3.2. Contributions of Limited Partners. Each Limited Partner shall make a Capital Contribution in connection with such Limited Partner’s admission to the Partnership equal to the product of (a) $10 multiplied by (b) the number of Carry Units awarded to such Limited Partner as shown on Exhibit I, as amended from time to time (“Carry Units”). A Limited Partner shall not be required to make any additional Capital Contributions to the Partnership.

Section 3.3. Withdrawal of Capital. A Partner shall not be entitled to bring an action for partition against the Partnership, or to demand or receive any distribution of or with respect to his Capital Contribution except as is specifically provided in this Agreement.

ARTICLE IV

Rights, Powers and Duties of the General Partner

Section 4.1. Management of the Partnership.

(a) The General Partner shall have sole and exclusive right to manage, control and conduct the affairs of the Partnership and to do any and all acts on behalf of the Partnership. In particular, all decisions with respect to Securities including, without limitation, the deployment or redeployment, holding, disposition, distribution to Partners or any similar decisions will be made solely by the General Partner.

(b) The General Partner may, from time to time, appoint one or more officers with such titles as it may designate to act in the name of the Partnership with such authority as may be delegated to such officer(s) by the General Partner. Any such officer shall act pursuant to such delegated authority until such officer is removed by the General Partner, which removal may be effected at any time with or without cause or reason. Any action taken by an officer designated by the General Partner shall constitute the act of and serve to bind the Partnership. In dealing with the officers acting on behalf of the Partnership, no person shall be required to inquire into the authority of the officers to bind the Partnership. Persons dealing with the Partnership are entitled to rely conclusively on the power and authority of any officer set forth in this Agreement and any instrument executed by the General Partner designating such officer and the authority delegated to him or her. The General Partner will possess all of the powers and rights of a general partner under the Act.

Section 4.2. Authorized Acts. The General Partner is authorized and empowered to carry out and implement the purpose of the Partnership, as provided in Section 1.3, and to exercise the powers of the Partnership, as provided in Section 1.4, for, in the name of, and on behalf of, the Partnership.

Section 4.3. Powers of the Limited Partners. The Limited Partners shall take no part in the control, management or conduct of the affairs of the Partnership nor shall the Limited Partners have any authority to vote on Partnership matters or to act for or on behalf of the Partnership except as otherwise required by law.

Section 4.4. Liability of the General Partner. The General Partner shall not be liable, responsible or accountable, in damages or otherwise, to any other Partner or to the Partnership for any act or omission taken by such General Partner, except for its own gross negligence or willful misconduct, nor shall the General Partner be liable, responsible or accountable for the gross negligence or willful misconduct (including dishonesty or bad faith) of any employee, officer, broker or other agent of the Partnership which the General Partner shall have selected with reasonable care. The General Partner shall be entitled to rely upon the advice of counsel and public accountants, and shall not be liable, responsible or accountable, in damages or otherwise, to any other Partner or to the Partnership, for any act or omission which he shall take in good faith in reliance on such advice.

Section 4.5. Indemnification.

(a) The Partnership shall indemnify, to the fullest extent permitted by law, the General Partner and its officers, directors, employees, partners and agents (“Indemnified Parties”) from and against all costs and expenses, including attorneys’ fees, judgments, fines, settlements and/or liabilities incurred by or imposed upon any Indemnified Party in connection with, or resulting from, investigating, preparing or defending any action, suit or proceeding, whether civil, criminal, legislative or otherwise (or any appeal thereof), to which any Indemnified Party may be made a party or become otherwise involved or with which any Indemnified Party may be threatened, in each case by reason of, or in connection with, the Indemnified Party being or having been associated with or otherwise acting for the Partnership, or having acted as a director, officer, employee, partner or agent of any Entity in which the Partnership had acquired an interest, or by reason of any action or alleged action, omission or alleged omission by any Indemnified Party in any such capacity, provided that the Indemnified Party is not ultimately adjudged to have engaged in gross negligence or willful misconduct, and provided further that the Indemnified Party acted in a manner that he reasonably believed to be in, or not opposed to, the best interests of the Partnership.

(b) Except with regard to any action, suit or proceeding where the Partnership’s interests are adverse to the interests of the Indemnified Party, the Partnership shall pay the expenses incurred by an Indemnified Party in investigating, preparing or defending any civil or criminal action, suit or proceeding, in advance of the final disposition thereof, upon receipt of an undertaking by the Indemnified Party to repay such payment if there is a final determination that such Indemnified Party is not entitled to indemnification as provided herein.

(c) The Partnership shall make all indemnification provided for pursuant to this Section 4.5 solely out of Partnership Assets and only to the extent of such Partnership Assets. Except as explicitly provided herein, no Limited Partner shall have any personal liability for any indemnification required or permitted pursuant to this Section 4.5. None of the provisions of this Section 4.5 shall be deemed to create or grant any rights in favor of Indemnified Parties which cannot be discharged out of Partnership Assets, except as explicitly provided herein, or in favor of anyone other than Indemnified Parties; provided, however, this provision excludes, among others, any right of subrogation in favor of any insurer or surety. The rights of indemnification granted hereunder shall survive the termination, dissolution and winding up of the Partnership.

ARTICLE V

Capital Accounts; Allocations and Distributions

Section 5.1. Capital Accounts. There shall be established for each Partner a separate Capital Account.

Section 5.2. Allocations.

(a) After giving effect to the special allocations, if any, set forth in Section 5.5, Net Income or Net Loss for any Accounting Period shall be allocated among the Partners in accordance with the following provisions:

(i) Net Income derived from the Partnership’s interest in each Security Position shall be allocated as follows:

(A) First, 100% to the General Partner until (1) the cumulative amount of Net Income allocated pursuant to this Section 5.2(a)(i)(A)(1) for the current Accounting Period and all prior Accounting Periods equals the cumulative amount of Net Loss, if any, allocated pursuant to Section 5.2(a)(ii) for all prior Accounting Periods and (2) the cumulative amount of Net Income from such Security Position allocated to the General Partner pursuant to this Section 5.2(a)(i)(A)(2) equals 100% of the General Partner’s Preferred Return for such Security Position;

(B) Second, 100% to the Limited Partners (to be divided among them pro rata in accordance with their Carry Units divided by total Carry Units outstanding) until the Net Profits allocated to the Limited Partners pursuant to this Section 5.2(a)(i)(B) is equal to (1) the General Partner’s Preferred Return for such Security Position multiplied by (2)(y) the Limited Partners’ Carry Percentage divided by (z) one minus the Limited Partners’ Carry Percentage; and

(C) Third, to the Limited Partners (to be divided among them pro rata in accordance with their Carry Units divided by total Carry Units outstanding) an amount equal to the Limited Partners’ Carry Percentage of the Net Income remaining after the allocation in Section 5.2(a)(i)(B) and the remainder to the General Partner.

(ii) Net Loss with respect to a Security Position shall first be allocated in a manner that reverses the allocated Net Income with respect to such Security Position in Section 5.2(a)(i) above, reversing allocations first under subsection (C) and then subsection (B) and then subsection (A) of Section 5.2(a)(i) above and then to the Partners in accordance with Capital Percentages.

(iii) Notwithstanding anything to the contrary in this agreement, in the event the General Partner reasonably believes that a Clawback will be required, the General Partner shall be permitted to allocate Net Loss in a manner that accounts for the Clawback. If allocations of Net Loss are made pursuant to this Section and the General Partner later determines that a Clawback will not be required, the General Partner shall make allocations of Net Income, prior to any allocations being made under Section 5.2(a)(i), to reverse prior allocations of Net Loss made pursuant to this Section.

(iv) Short-term Investment Income and Short-term Investment Loss shall be allocated to the Partners in accordance with Capital Percentages.

(v) Holdback Amount Investment Income shall be allocated to the Partners in accordance with their Holdback Amount account balances.

(b) If an interest in the Partnership is transferred during a taxable year, Net Income or Net Loss (and any item of income, gain, loss, deduction or credit) for such taxable year allocable to the transferred interest shall be allocated between the transferor and the transferee on an interim closing of the books basis, based upon that portion of such taxable year during which each was recognized as owning such interest. Any such allocation must be in accordance with a method permissible under Section 706 of the Code and Treasury Regulations thereunder.

Section 5.3. Distributions.

(a) Except for distributions in liquidation pursuant to Section 7.2(b) and as otherwise provided in this Section 5.3, the General Partner shall cause the Partnership to distribute to the Partners all or part of the Acquired Assets, the proceeds from a Disposition or Dispositions or other income and proceeds attributable to the Partnership’s interest in any of the Security Positions as soon as practicable after such Disposition or other event giving rise to the Acquired Assets becoming distributable. Any Acquired Assets distributed by the Partnership shall be valued at their Gross Asset Value and treated for Capital Account purposes as if sold immediately prior to distribution. Distributions of different types or classes of property or securities need not be made pro rata to all Partners, so long as the Gross Asset Value of all distributions is allocated in accordance with this Section 5.3.

(b) In the case of any distribution with respect to a Security Position, distributions shall be made among the Partners in the following manner:

(i) First, the General Partner shall receive an amount equal to the Cost Basis of the Security Position the proceeds of which are being distributed;

(ii) Second, the General Partner shall receive an amount equal to the amount of Net Income allocated to the General Partner under Section 5.2(a)(i)(A);

(iii) Third, the Limited Partners shall each receive an amount equal to the amount of Net Income allocated to each such Limited Partner under Section 5.2(a)(i)(B); and

(iv) Fourth, to the General Partner and Limited Partners amounts equal to the amount of Net Income allocated to each such Partner under Section 5.2(a)(i)(C).

(c) In the case of a distribution attributable to a disposition of Securities that occurred in a prior calendar year, the distribution shall be treated for purposes of this Section 5.3 as taking place in such prior calendar year.

(d) Distributions with respect to Short-term Investment Income shall be made at such times as the General Partner shall determine in proportion to the Partners’ Capital Percentages. Distributions with respect to Holdback Amount Investment Income shall be made within 31 days after the end of each fiscal year

(e) Notwithstanding the foregoing provisions of this Section 5.3, in no event shall a distribution be made to a Limited Partner to the extent that such distribution would cause such Limited Partner (after taking into account any allocations of Net Income or Net Loss attributable to such distribution) to have a deficit balance in such Limited Partner’s Capital Account. In the event that a distribution is restricted pursuant to this Section 5.3(e), the Partnership shall, as promptly as possible, make a special distribution to such Limited Partner of an amount subject to restriction under this Section 5.3(e) at such time, if any, as such distribution would not cause such Limited Partners to have a deficit balance in such Limited Partner’s Capital Account.

(f) Notwithstanding the foregoing provisions of this Section 5.3, 40% of all amounts otherwise distributable to Limited Partners, other than distributions under Section 5.3(d) or liquidating distributions pursuant to Section 7.2(b), will be withheld by the Partnership (the “Holdback Amount”) to secure any Clawback claims. The General Partner shall maintain a record of each Limited Partner’s Holdback Amount. The General Partner shall be permitted to commingle Holdback Amount funds with its own funds for the purpose of investing or reinvesting such funds in accordance with the General Partner’s investment policy for its excess cash, provided that the General Partner maintains an accounting of each Limited Partner’s Holdback Amount and credits each Limited Partner with an amount equal to the General Partner’s actual percentage earnings on its excess cash investments each month multiplied by each Limited Partner’s Holdback Amount account balance as of the beginning of such month (“Holdback Amount Investment Income”). If, in the General Partner’s discretion, the Holdback Amount funds are in excess of any potential Clawback claim under Section 7.4, the General Partner may distribute such excess on a pro rata basis.

Section 5.4. Tax Withholdings. To the extent the Partnership is required by federal, state or local law or any tax treaty to withhold or to make tax payments on behalf of or with respect to any Partner, the General Partner shall withhold such amounts or make such tax payments as so required. The amount of such payments shall constitute an advance by the Partnership to such Partner bearing interest at the lowest applicable federal rate for such advance and, if such Partner shall not have reimbursed the Partnership for such amount, such amount plus interest, if any, shall be repaid to the Partnership by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Partner and if such proceeds are insufficient, such Partner shall pay to the Partnership the amount of such insufficiency.

Section 5.5. Special Allocation - Qualified Income Offset. In the event that any Partner unexpectedly received any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specifically allocated to each Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit Capital Account of such Partner as quickly as possible, provided that an allocation pursuant to this Section 5.5 shall be made if and only to the extent that such Partner would have a deficit Capital Account after all other allocations provided for in this Article V have been tentatively made as if this Section 5.5 were not in this Agreement.

Section 5.6. Allocations for Tax Purposes.

(a) Items of Partnership taxable income, gain, loss, deduction or credit shall be determined according to Code Section 703, and except as otherwise required under Code Section 704 or the Treasury Regulations promulgated thereunder, the Partners’ distributive shares of each such item for purposes of Code Section 702 shall be determined by allocating such item in the same manner as its correlative item of “book” income, gain, loss, deduction or credit has been allocated pursuant to this Agreement.

(b) Items of the Partnership’s taxable income, gain and deduction with respect to any property contributed to the capital of the Partnership shall be allocated among the Partners in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Gross Asset Value using the traditional method of Treas. Reg. §1.704-2(b)(2).

(c) If the Gross Asset Value of a Partnership asset is adjusted, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of the variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c).

(d) Allocations pursuant to this Section 5.6 are solely for purposes of federal, state and local taxes and shall not effect, or in any way be taken into account in computing, a Partner’s Capital Account of share of income, gains, losses, deductions distributions or other Partnership items pursuant to these provisions.

ARTICLE VI

Vesting Provisions

Section 6.1. Limited Partners shall vest in their Carry Units (“Vested Percentage”) in the following manner, unless otherwise agreed to in writing by the General Partner, for so long as they remain a Limited Partner;

Date	Cumulative amount vested
January 1, 20 [1]	50%
January 1, 20 [2]	66.67%
January 1, 20 [3]	83.33%
January 1, 20 [4]	100%

[1]	3 years following Effective Date.
[2]	4 years following Effective Date.
[3]	5 years following Effective Date.
[4]	6 years following Effective Date.

In the event a Limited Partner is removed voluntarily from the Partnership pursuant to Section 7.5, such Limited Partner shall automatically cease vesting in any additional Carry Units and all unvested Carry Units of such Limited Partner shall automatically be forfeited unless otherwise agreed to in writing by the General Partner.

In the event a Limited Partner is removed involuntarily from the Partnership pursuant to Section 7.6. and such removal is without Cause, such Limited Partner shall automatically cease vesting in any additional Carry Units unless otherwise agreed to in writing by the General Partner and all unvested Carry Units of such Limited Partner shall automatically be forfeited unless otherwise agreed to in writing by the General Partner.

In the event a Limited Partner is removed involuntarily from the Partnership pursuant to Section 7.6. and such removal is with Cause, such Limited Partner shall automatically cease vesting in any additional Carry Units and all vested and unvested Carry Units of such Limited Partner shall automatically be forfeited unless otherwise agreed to in writing by the General Partner.

ARTICLE VII

Dissolution and Winding-Up of the Partnership;

Withdrawal and Removal of Partners

Section 7.1. Events of Dissolution. The Partnership shall be dissolved and its affairs wound up upon the happening of any of the following events:

(a) the determination for any reason by the General Partner that the Partnership should be dissolved and its affairs wound up;

(b) the dissolution of the General Partner or the entry of an order amounting to a stay of proceedings against the General Partner under the federal bankruptcy laws or rules;

(c) the sale or distribution of all or substantially all of the assets held by the Partnership; or

(d) any other event that would cause a dissolution of a limited partnership under the Act.

Section 7.2. Winding Up. Upon the occurrence of (i) a Dissolution Event or (ii) the determination by a court of competent jurisdiction that the Partnership has dissolved prior to the occurrence of a Dissolution Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners, and no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs, provided that all covenants contained in this Agreement shall continue to be fully binding upon the Partners until such time as the assets of the Partnership have been fully distributed pursuant to this Section 7.2 and the Certificate has been canceled pursuant to the Act. The General Partner shall be responsible for overseeing the winding up and dissolution of the Partnership and the determining the time, manner and terms of sale or other disposition of the Partnership’s assets. The General Partner shall use reasonable efforts to complete such winding up and dissolution within ninety (90) days of the occurrence of the Dissolution Event. The completion of the winding up and dissolution shall operate as the Limited Partners’ release of any and all of their claims against both the Partnership and the General Partner. The General Partner shall take full account of the Partnership’s liabilities and property and shall cause the property or the proceeds from the sale thereof, to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

(a) First to creditors (including Partners who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Partnership’s debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof); and

(b) The balance, if any, to the Partners in accordance with the positive balances in their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods. Such distribution shall, to the greatest extent possible, be made among the Partners in a manner consistent with the manner in which distributions shall be made among the Partners pursuant to Section 5.3.

Section 7.3. Deficit Capital Accounts. If any Limited Partner has a deficit balance in his Capital Account (after giving effect to all contribution, distributions and allocations for all Fiscal Years, including the Fiscal Year in which such liquidation occurs), such Limited Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other person for any purpose whatsoever.

Section 7.4. Clawback.

(a) Notwithstanding anything else in this agreement if, upon dissolution, the Limited Partners have received in the aggregate, allocations of Net Income in excess of the Limited Partners’ Carry Percentage multiplied the aggregate Net Income realized by the Partnership, then the General Partner will be entitled to a cash distribution equal to the lesser of (i) the total Holdback Amount for all Limited Partners and (ii)(A) the Limited Partners’ aggregate allocations of Net Income in excess of (B) the Limited Partners’ Carry Percentage multiplied by the aggregate Net Income realized by the Partnership (the “Clawback”). The Clawback will be allocated to each Limited Partner’s Holdback Amount in accordance with Sections 7.4(b) and (c).

(b) In the event of a Clawback, each Limited Partner’s Holdback Amount will initially be charged with the lesser of (1) the excess of (y)(i) the aggregate amount of Net Income allocated to such Limited Partner under Sections 5.2(a)(i)(B) and (C) less (ii) the aggregate amount of Net Loss allocated to such Limited Partner under Section 5.2(ii) over (z) the Limited Partner’s number of vested Carry Units at dissolution divided by total vested Carry Units outstanding at dissolution multiplied by the Limited Partners’ Carry Percentage multiplied by the aggregate Net Income realized by the Partnership and (2) the Limited Partner’s Holdback Amount.

(c) If the total amount calculated under Section 7.4(b) is less than the Clawback, each Limited Partner’s remaining Holdback Amount will be reduced pro rata to make up such deficit.

Section 7.5. Voluntary Removal of a Limited Partner. A Limited Partner may, at such Partner’s option exercised upon written notice to the General Partner, voluntarily remove himself or herself as a Limited Partner as of the last day of a calendar month (a “Voluntary Removal”).

Section 7.6. Involuntary Removal of a Limited Partner. Effective upon written notice to a Limited Partner from the General Partner, the Limited Partner named in such notice shall be involuntarily removed for any reason or for no reason as a Limited Partner (an “Involuntary Removal”). A Voluntary Removal under Section 7.5 or an Involuntary Removal under this Section 7.6 shall not dissolve the Partnership, the business of which shall be carried on by the remaining Partner(s).

ARTICLE VIII

Amendments

Section 8.1. This Agreement may be amended only by the General Partner; provided, however, that prompt written notice thereof shall be delivered to the other Partners and that any amendment to this Agreement that (a) increases the liability of any Partner, (b) affects vesting or (c) amends this Article VIII shall require the prior approval of a majority in interest of the Partners so affected.

ARTICLE IX

Limitations on Transfers of Interests;

Additional Partners; Adjustments to Distributive Shares

Section 9.1. Transfer by General Partner. The General Partner may assign, pledge, mortgage or otherwise hypothecate, sell or dispose of any part or all of its Partnership Interest without the consent of the Limited Partners.

Section 9.2. Limitations on Transfers of Interests of Limited Partners. No Limited Partner shall assign, pledge, mortgage, or otherwise hypothecate, sell, or dispose of any part or all of his Partnership Interest without the prior written consent of the General Partner.

Section 9.3. Effect of Authorized and Unauthorized Transfers. Any transferee of a Partnership Interest transferred in accordance with this Agreement shall succeed to all the rights and liabilities of the transferor provided for under this Agreement, but shall only become a Substituted Limited Partner if the permission required by Section 9.4 is granted. Any attempted transfer of a Limited Partner’s Partnership Interest without compliance with the provisions of this Agreement shall be void and ineffectual and shall not be binding upon the Partnership, and the Partnership may refuse to recognize such attempted transfer for all purposes.

Section 9.4. Substituted Limited Partners. The General Partner may, in its sole discretion, permit an assignee or transferee of a Partnership Interest to become a Substituted Limited Partner in the Partnership entitled to all the rights and benefits under this Agreement of the assignor or transferor. No such assignee or transferee shall become a Substituted Limited Partner unless and until the General Partner has given such permission. Each Limited Partner hereby consents to such admission and authorizes the General Partner to amend Exhibit I or II and, if required by the Act, the Certificate of Limited Partnership of the Partnership to reflect such admission.

Section 9.5. Additional Limited Partners. The General Partner may from time to time admit one or more Persons as additional Limited Partners by allocating Carry Units to them. The General Partner may also issue additional Carry Units to existing Limited Partners; provided, however, that in no case shall there be more than 1,500 Carry Units outstanding.

ARTICLE X

Fiscal Year; Records; Reports

Section 10.1. Fiscal Year. “Fiscal Year,” as used in this Agreement, means the period beginning on January 1 and ending on December 31 of each year.

Section 10.2. Records. At all times the General Partner shall keep books of account of the Partnership. Such books of account, together with a copy of this Agreement and the Certificate of Limited Partnership and any amendments thereto and restatements thereof, shall at all times be maintained at the principal office of the Partnership, and shall be open to inspection at any reasonable time by the Partners.

Section 10.3. Reports. As promptly as possible after the close of each Fiscal Year, but in any event within 90 days after the close of each Fiscal Year, the General Partner shall distribute a Schedule K-1 to each Partner.

Section 10.4. Accounting Decisions. All decisions as to accounting treatment of any items of Partnership business, when made by the General Partner in accordance with generally accepted accounting principles, shall have conclusive effect upon the Partnership and the Partners.

Section 10.5. Tax Matters Partner. The General Partner shall be the tax matters partner for the Partnership for all federal income tax purposes set forth in the Code, with the power and authority to take all actions and do such things as required or as the General Partner shall deem appropriate under the Code or regulations promulgated thereunder.

ARTICLE XI

Miscellaneous

Section 11.1. Counterparts. This Agreement may be executed by the Partners in counterparts, all of which taken together shall be deemed one original.

Section 11.2. Further Assurances. The Partners will execute, acknowledge and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

Section 11.3. Captions. The descriptive headings contained in this Agreement are inserted only as a matter of convenience and shall not control or affect the meaning or construction of any provision of this Agreement.

Section 11.4. Binding Effect. Except to the extent required under the Act, and except for fees, rights to reimbursement and indemnity, and other compensation, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Partnership, as such. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns, if any, of the respective Partners, except as otherwise provided in this Agreement.

Section 11.5. Partial Invalidity. The invalidity or unenforceability of a portion of this Agreement will not affect the validity or enforceability of the remainder hereof.

Section 11.6. Integration. This Agreement and its Schedules and Exhibits constitute the entire understanding and agreement among the parties pertaining to the subject matter of this Agreement and supersede all prior agreements and understandings of the parties in connection with this Agreement.

Section 11.7. Notices. All notices provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, facsimile, email or air courier guaranteeing overnight delivery and directed if to a Partner, at its address set forth under its signature below, and if to the Partnership, to the General Partner at its address set forth below under its signature. All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; upon confirmation of facsimile transfer, if sent via facsimile; upon confirmation of delivery, if delivered by email; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

Section 11.8. English Usage. Words of gender or neuter may be read as masculine, feminine or neuter, as required by context, and the word “persons” shall include individuals, trusts, Entities and all other forms of association.

Section 11.9. References. Article and Section references in this Agreement are, unless otherwise indicated, references to the Articles or Sections, as the case may be, of this Agreement which are so numbered, as such may be amended. All references to numbered or lettered Exhibits are references to the Exhibits so numbered or lettered which are appended to this Agreement, as such Exhibits may be amended from time to time. Such references to Exhibits are to be construed as incorporating by reference the contents of each Exhibit to which such reference is made, as though such contents were set out in full at the place in this Agreement where such reference is made.

Section 11.10. Action by General Partner. Any action, approval or consent to be taken or given by the General Partner hereunder shall be valid only if taken or given by a member of the Board who is acting on behalf of a majority of the members of the Board.

Section 11.11. No Right to Employment. The establishment or existence of the Agreement shall not confer upon any individual the right to continue as a Limited Partner or as an employee of any entity, including, without limitation, the General Partner.

ARTICLE XII

Defined Terms

The following terms, when used in this Agreement, have the following meanings, unless otherwise expressly indicated:

“Accounting Period” means a Fiscal Year or, if during a Fiscal Year there are one or more interim closings of the Partnership’s books, means the period from the beginning of such Fiscal Year to the date of the first such closing, the period(s) between any such closings, and the period from the last such closing to the end of such Fiscal Year.

“Acquired Assets” means and includes all Securities, rights and other tangible and intangible property acquired directly or indirectly by the Partnership.

“Act” means the Delaware Revised Uniform Limited Partnership Act and any successor statute, as amended from time to time.

“Affiliate” means any member of a person’s immediate family and any entity controlled by, controlling or under common control with such person.

“Agreement” means this Agreement of Limited Partnership, with the Exhibits which are appended to and referred to in this Agreement, as such Agreement and Exhibits may be amended, modified or restated at any time and from time to time.

“Board” means the Board of Directors of the General Partner.

“Capital Account” means, for each Partner, the total of (a) such Partner’s Capital Contribution(s), plus (b) the aggregate amount of Net Income (including deemed gains only to the extent arising pursuant to this Agreement) allocated to such Partner pursuant to Article V, minus (c) the aggregate amount of cash distributed to such Partner pursuant to Article V, minus (d) the aggregate amount of Net Losses (including deemed losses only to the extent arising pursuant to this Agreement), minus (e) the aggregate amount of expenses allocated to such Partner pursuant to Article VII, minus (f) the value, as determined pursuant to Section 5.3, of such Partner’s allocable share of Partnership Assets distributed to such Partner in kind. Each Partner’s Capital Account shall be calculated otherwise in accordance with Treasury Regulations § 1.704-1. All such allocations and distributions shall be credited or charged, as the case may be, to the Capital Accounts of the Partners to whom they apply, as of the time as of which they are determined.

“Capital Contribution” means, for each Partner, the amount shown as the Capital Contribution for such Partner, as from time to time increased pursuant to Article III.

“Capital Percentages” mean (a) with respect to each Limited Partner, the Capital Account initially established for such Limited Partners divided by the sum of (i) the Capital Accounts initially established for all Limited Partners upon their admission to the Partnership plus (ii) the aggregate Capital Contributions made by the General Partners and (b) with respect to the General Partner, the aggregate Capital Contributions made by the General Partner divided by the sum of (i) the Capital Accounts initially established by the Limited Partners upon their admission to the Partnership plus (ii) the aggregate Capital Contributions made by the General Partner.

“Carry Units” has the meaning ascribed to it in Section 3.2.

“Cause” shall mean a finding by the General Partner that (1) the Limited Partner has breached his or her noncompetition, nonsolicitation or other similar contract with the General Partner or any of its Affiliates, (2) has been engaged in disloyalty to the General Partner or any of its Affiliates, including, without limitation, fraud, embezzlement, theft, commission of a felony or dishonesty in the course of his or her employment or service, (3) has disclosed trade secrets or confidential information of the General Partner or any of its Affiliates to persons not entitled to receive such information or (4) has entered into competition with the General Partner or any of its Affiliates.

“Clawback” has the meaning ascribed to it in Section 7.4.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Cost Basis” means the amount paid, or deemed paid, by the Partnership for a Security.

“Disposition” means the sale of all or a portion of any of a Security Position; in the case of a partial Disposition, such Disposition shall be treated as a Disposition of a separate asset to which shall be attributed, for purposes of this Agreement, a pro rata portion of the Partner’s Capital Contributions made with respect to the entire Capital Contribution attributable to such Security Position.

“Dissolution Event” shall mean an event of dissolution specified in Section 7.1.

“Entity” means any business corporation, partnership, unincorporated association, firm, organization, or any other business entity having one or more leaders or managerial figures.

“Fair Market Value” means the market price of publicly traded Securities, or the fair market value determined by the General Partner of Securities that are not publicly traded.

“Fiscal Year” has the meaning ascribed to it in Section 10.1.

“General Partner” means ICG Holdings, Inc. or any person who succeeds its interest as the general partner under this Agreement.

“Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the Fair Market Value of such asset;

(ii) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective Fair Market Values as of the following times: (A) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership; and (C) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(iii) The Gross Asset Value of any Partnership assets distributed to any Partner shall be adjusted to equal the Fair Market Value of such asset on the date of distribution; and

(iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) clause (vi) of the definition of “Net Income” and “Net Loss;” provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

“Holdback Amount” has the meaning ascribed to it in Section 5.3(f).

“Holdback Amount Investment Income” has the meaning ascribed to it in Section 5.3(f).

“Indebtedness” means all obligations, direct or contingent, for the payment of cash or cash equivalents, including, without limitation, obligations with respect to borrowed money, accounts payable, checks, drafts bills of exchange, letters of credit, margin accounts, short sales, reverse purchase agreements, futures contracts, and other recognized commercial transactions, instruments involving the extension of credit, and all obligations incurred as surety or guarantor of the obligations of others.

“Indemnified Parties” has the meaning ascribed to it in Section 4.5.

“Security Position” means an Acquired Asset and all Securities or other property which may be exchanged for or distributed with respect to such Acquired Asset, whether by the issuer of the Acquired Asset or related group of Entities or any successor or successors thereto.

“Involuntary Removal” has the meaning ascribed to it in Section 7.5.

“Limited Partners” means all and only those persons who are so designated in Exhibit I hereto, a copy of which shall be kept on file by the General Partner.

“Limited Partners’ Carry Percentage” means 15% (fifteen percent).

“Limited Partnership Interest” means the Limited Partner’s ownership interest in the Partnership received in exchange for his or her Capital Contribution.

“Net Income” and “Net Loss” mean, for each Accounting Period, an amount equal to the Partnership’s taxable income or loss for such Accounting Period, with the following adjustments:

(i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss shall be added to such taxable income or loss;

(ii) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss shall be subtracted from such taxable income or loss;

(iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to clauses (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(v) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain or loss from the disposition of such asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(vi) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 2 of Exhibit II shall not be taken into account in computing Net Income or Net Loss.

“Partners” means the General Partner and Limited Partners individually or collectively, as the context requires.

“Partnership” means 20     Internet Capital LP.

“Partnership Assets” means all assets and property of the Partnership of any and every kind.

“Partnership Interest” means any Partner’s interest in the Partnership.

“Person” has the meaning ascribed to it in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

“Preferred Return” means 8% per annum, compounded annually on the first day of each Fiscal Year, of the Cost Basis of a Security Position.

“Securities” means any of one or more of the following: (a) capital stock (both common and preferred); partnership interests (both limited and general); limited liability company interests; interests in any acquisition, venture capital or other investment funds; notes; bonds; debentures; other obligations, instruments or evidences of indebtedness (whether convertible or otherwise); and other securities and equity interests of whatever kind of any Person, whether readily marketable or not; (b) any rights to acquire any of the Securities described in clause (a) above (including, without limitation, options, warrants, rights or other interests or other Securities convertible into any such Securities); or (c) any Securities received by the Partnership upon conversion of, in exchange for, as proceeds from the disposition of, as interest on, or stock dividend or other distribution from, any of the Securities described in clauses (a) or (b) above.

“Short-term Investment Income” means all items of Net Income, other than Net Income with respect to a Security Position and Holdback Amount Investment Income.

“Short-term Investment Loss” means all items of Net Loss, other than Net Loss with respect to a Security Position.

“Substituted Limited Partner” means any transferee or assignee of a Limited Partner’s Partnership Interest who is then admitted to the Partnership as a Limited Partner pursuant to Section 9.4 hereof.

“Treasury Regulation” means the income tax regulations promulgated under the Code and effective as of the date hereof. Unless the General Partner determines otherwise after consultation with the Limited Partner, such term shall be deemed to include any amendments to such regulations and any corresponding provisions of succeeding regulations.

“Vested Percentage” has the meaning specified in Section 6.1.

“Voluntary Removal” has the meaning ascribed to it in Section 7.4.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Limited Partnership effective the      day of January, 20    .

GENERAL PARTNER:

ICG HOLDINGS, INC.

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